Exhibit 10.17

PUBLISHING AGREEMENT

THIS AGREEMENT is made this 28th day of June, 2000 to be effective as of the Effective Date defined below between Iowa Telecommunications Services, Inc., an Iowa corporation (the “Telephone Company”), and GTE Directories Corporation, a Delaware corporation (the “Directory Company”).

WHEREAS, Telephone Company is purchasing several telephone exchanges from GTE Midwest Incorporated under an Asset Purchase Agreement by and between GTE Midwest Incorporated and Iowa Telecommunications Services, Inc. and Iowa Network Services, Inc. dated July 1, 1999 (“Asset Purchase Agreement”), as of the Closing date as defined in such Asset Purchase Agreement; and

WHEREAS, Directory Company desires to continue publication of telephone directories associated with the geographic areas of such exchanges under the terms and conditions of this Publishing Agreement in fulfillment of Section 9.3.1 of the Asset Purchase Agreement; and

WHEREAS, Telephone Company is obligated to publish and distribute listings of its telephone service subscribers to each service subscriber and desires, on the terms set forth herein, to have such listings combined with a yellow pages advertising directory and then distributed as either single or multi-volume directories; and

WHEREAS, Directory Company is a nationwide seller, marketer, printer, publisher and distributor of telephone directories with service subscriber listings and yellow page advertising and desires, on the terms set forth herein, to produce and distribute such directories for Telephone Company; and

WHEREAS, Directory Company and the Telephone Company for their mutual benefit desire, on the terms set forth herein, to jointly pursue, develop, maximize and share revenues from white and yellow page directory advertising effective as of the first day of the month following the Closing date referenced above (“Effective Date”).

NOW THEREFORE, for good and valuable consideration, the Telephone Company and the Directory Company for themselves, their successors and assigns, agree to the following:

1.	DEFINITIONS. The terms below shall be defined as follows:

a.	Advertiser – Any Service Subscriber whose order for Advertising is printed in a Directory.

b.	Advertising – Items printed in a Directory for which there is a charge other than charges by the Telephone Company for an additional listing in the alphabetical pages.

c.	Advertising Revenues – Those revenues associated with Advertising sold to Telephone Company Subscribers, and billed and collected by Telephone Company.

d.	CLEC (Competitive Local Exchange Carrier) – A telephone service provider which competes in an area or areas with Telephone Company.

e.	CLEC Listings – Those listings associated with subscribers whose telephone service is provided by a CLEC.

f.	Courtesy Listings – Those listings which the parties agree to include in the Directory as a courtesy to the end user.

g.	Directory – Printed product containing alphabetical and classified listings and advertising, produced under this Agreement.

h.	Directory Schedule – Schedule of key dates impacting the production and distribution of Directories.

i.	EAS (Extended Area Service) Listings – Those listings which are required by regulation to be included in the Directory.

j.	Enhancements – Pages, sections, indices, inserts, advertising items, and features which may be added either to the alphabetical pages, the information pages or yellow pages sections of Directories. Expanded coverage of Directories shall also be considered an Enhancement.

k.	Foreign Revenue – Revenue associated with Advertising appearing in a Directory published hereunder purchased by a business, which obtains its local telephone service from a company other than Telephone Company.

l.	Initial Distribution – The distribution of Directories to Service Subscribers and others as required by regulation, when the Directory is first published.

m.	Listings – Service Subscriber list information consisting of name, address, telephone number, zip code and other associated information furnished by Telephone Company to Directory Company. Telephone Company shall identify any information, which Service Subscribers desire to be suppressed from the Directory.

n.	Local Revenue – Revenue associated with Advertising appearing in a Directory published hereunder purchased by an entity, which also obtains its local telephone service from Telephone Company.

o.	Multibook Revenue – Revenue associated with Advertising appearing in a Directory published hereunder purchased by an entity which obtains local telephone service from Telephone Company, and purchases advertising in more than one directory provided by Telephone Company.

p.	National Yellow Pages Service (NYPS) Revenue – Revenue associated with Advertising appearing in a Directory published hereunder purchased through the National Yellow Pages Service system, net of Certified Marketing Representative commissions.

q.	Pre-Agreement Enhancements – Enhancements which were published in the 1999 editions of the Directories.

r.	Previous Agreements – Agreements between (i) GTE Directories Corporation and GTE North Incorporated (predecessor to GTE Midwest Incorporated) dated January 1, 1991, and (ii) GTE Directories Corporation and GTE Midwest Incorporated (as successor to Contel of Iowa, Inc., which was a successor to Continental Telephone Company of Iowa) dated August 15, 1985.

s.	Secondary Distribution – The distribution of Directories to (i) new Service Subscribers (those previously without dial tone) starting service after Initial Distribution, (ii) existing Service Subscribers needing replacement or additional copies, (iii) coin operated telephones and booths If requested by Telephone Company, (iv) areas beyond Telephone Company’s Service Area or beyond the Directory’s primary coverage area as requested by Telephone Company, and (v) subscribers enlisted by any agents of Telephone Company or any resellers of Telephone Company services.

t.	Service Area – Geographic area in which Telephone Company is primary provider of local telephone service.

u.	Service Subscriber – A person or entity that purchases telephone service from Telephone Company.

v.	STFL (Special Toll Free Listings) – CLEC Listings within a local calling area as defined by regulation which do not reside in or pass through the Telephone Company service order system.

2.	SCOPE

Telephone Company hereby grants to Directory Company the exclusive right to sell advertising into, and to compile, print and distribute telephone directories, in any format or medium, containing Listings in the telephone exchanges listed in Exhibit 2a hereto.

If Telephone Company has or acquires additional exchanges which are formerly GTE Midwest Incorporated or its affiliates’ exchanges (“GTE Exchanges”) during the life of this Agreement, the Directory Company shall have the right to receive the Listings for such GTE Exchanges to be included under this Agreement with revenues shared as as set out in Section 6 hereto. If Telephone Company has or acquires additional exchanges during the life of this Agreement which are other than GTE or its affiliates’ exchanges (“Non-GTE Exchanges”), when existing agreements for directory publishing covering those exchanges expire or are terminated in accordance with their terms or by court order or by agreement of the parties, the parties may mutually agree to add such Non-GTE Exchanges to this Agreement with revenues shared as set out in Section 6 hereto, or if the parties do not so agree, then Directory Company shall be given the opportunity by Telephone Company to bid upon the directory production opportunity provided by such acquisition, and shall be provided reasonable advance notice of such bid opportunity.

To the extent that the parties agree not to publish a Directory for a given Service Area, the Directory Company shall act as the Telephone Company’s agent in arranging for the publication of such Listings in such Service Area.

Directories produced by the Directory Company under this Agreement for a Service Subscriber’s area shall be given free of charge to such Service Subscribers for their use.

3.	DIRECTORY COMPANY RESPONSIBILITIES

a.

Printing and Publishing. The Directory Company shall be responsible for the printing and publishing of Directories. The Directory Company shall pay the expense of the ink, paper, plates, printing, glue, binding, compilation, graphics and publishing for the Directories (as compiled in their 1999 editions including any Pre-Agreement Enhancements), and for any additional such expenses incurred because of normal growth in the alphabetical and classified sections, provided that the cost of printing EAS Listings shall be paid by Telephone Company, and the cost of printing Courtesy Listings shall be split equally between the parties. Normal growth shall be defined as that growth caused by an increase in the number of listings and advertisements caused by changes in demographics of the Directory coverage area. If the parties agree that a particular Directory must be reprinted or corrected as a result of content errors or omissions, the party so causing the content error or omission will pay the total cost of reprinting and distributing the Directory or other corrective action as reasonably determined by the parties, In those instances where the party causing the error or omission cannot be determined, each party will pay fifty percent (50%) of the total cost of reprinting and distributing the Directory or other corrective action.

b.	Directory Schedule. Directory Company shall publish Directories generally at twelve (12) month intervals on dates agreed upon by the parties. The life of a Directory issue may be shortened or extended by mutual agreement of the parties. A Directory Schedule will be agreed upon by the Directory Company and the Telephone Company in advance of each calendar year. If the Directory Company determines that the publication date for any specific Directory will be delayed from its scheduled publication date, the Directory Company will promptly notify the Telephone Company in writing.

c.	Showproofs and Proof of Publication. The Directory Company shall provide showproofs of advertisements upon request of Advertisers or upon request of the Telephone Company at no charge. Proof of publication requested by Advertisers shall be the sole responsibility of the Directory Company.

d.	Advertising Rates. The Directory Company will establish the Advertising rates for each Directory. Rates and items of advertising producing Advertising Revenues will be subject to approval by the Telephone Company. Other rates are at the sole discretion of the Directory Company. Any new rates will be submitted to the Telephone Company prior to the beginning of the sales canvass for the particular Directory. If Telephone Company has not responded to the proposed rates within ten (10) business days, such rates shall be deemed approved.

e.	Sale of Advertising. The Directory Company will solicit the sale of Advertising in the Directories in accordance with its practices, and report to the Telephone Company any inaccurate listing information which is discovered during contacts with Advertisers.

f.	Directory Design. Directory Company will be responsible for design of Directories including but not limited to page layout, classified heading structure, type size and fonts, Directory size and format (including the sections described below), and scope of Directories. In addition, Directory Company shall be responsible for sales and production schedules, procedures, standards and practices relating to the sale of advertising and production of Directories.

•	Alphabetical Section – Contains Listings, CLEC Listings, EAS Listings, STFLs and Courtesy Listings. The Telephone Company may specify whether exchanges included in a Directory are to be separate or integrated with the Directory’s primary listings.

•	Classified Section – Contains standard listings of businesses located within the Service Area and all paid yellow pages Advertising.

•	Miscellaneous Sections – Restricted to the content and features of these sections and Items as they appear in the 1999 editions of the Directories.

•	Filler Space – Those spaces and pages that are required to fill in otherwise empty spaces and pages resulting from layout limitations. Filler space or pages appearing in the Directory shall consist of content provided approximately one-half by Directory Company and one-half by Telephone Company, and shall be subject to change by Directory Company to ensure consistency in the look of such filler space within the Directories. Telephone Company shall provide Telephone Company specific filler to Directory Company which meets Directory Company specifications and guidelines, on or before the date specified by Directory Company. If filler is not timely provided by Telephone Company, Directory Company shall provide its filler to complete the Directory.

Notwithstanding the foregoing, any material change in any Directory’s standard letter fonts, paper, inks or glues shall be mutually agreed upon by the parties. Each party shall pay fifty percent (50%) of the incremental or setup cost of such changes as the parties agree. The parties may agree to expand or change the coverage area of a Directory so long as such action does not adversely impact the Telephone Company’s published lists of Subscribers.

g.	Distribution. The Directory Company will act as the Telephone Company’s exclusive agent in the Initial and Secondary Distribution of Directories under this Agreement. The Directory Company and the Telephone Company will agree on a distribution plan at least ninety (90) days prior to the scheduled delivery date of the Directories to the agreed upon destination points. The Directory Company shall ship the quantities of Directories as agreed between the parties, FOB printing plant, to the agreed upon destinations. The Directory Company will pursue, collect and retain all claims against shippers which may arise, if any. The Directory Company will ensure that the Initial Distribution of the Directories is made to Service Subscribers. Such Initial Distribution will be at least 95% completed by the Directory’s publication date. Delivery shall be considered complete when all assigned delivery routes are reported as completed.

Upon Telephone Company’s request, the Directory Company will perform Secondary Distribution. If requested by Telephone Company, Directory Company shall obtain and manage warehouse facilities and systems for storage of Directories.

If requested by the Telephone Company, the Directory Company will deliver Directories to coin operated telephones and booths. If so requested, the Directory Company will remove any old Directories, insert the new Directories, and dispose of the old Directories as instructed, The Telephone Company will ensure that all Directory binders and housing devices are in proper working order. If notified by the Directory Company that the Directory binders and housing devices are not in proper working order, the Telephone Company will replace the Directory during repair.

If requested by the Telephone Company, the Directory Company will distribute Directories beyond the Telephone Company’s Service Area or beyond the Directory’s primary coverage area.

The Telephone Company will pay the Directory Company’s cost incurred in completing Secondary Distribution services.

h.	Listing Database Extracts. Directory Company shall supply Telephone Company or third party Directory publishers, upon Telephone Company’s request, a current alphabetical listing database extract for Telephone Company Service Areas as further set out in Exhibit 3h of this Agreement.

i.	Listings Procurement. If desired by Telephone Company, Directory Company will contact other local exchange carriers to obtain Courtesy, STFL, and CLEC Listings. The fees associated with this service are set out in Exhibit 3i hereto.

j.	Number of Directories. The number of Directories required for each issue will be mutually agreed each year by the parties and set out in the Directory publishing schedule. The parties’ representatives will meet, examine existing Directory quantities in storage, quantities previously distributed, and continuously monitor the adequacy of new quantities agreed upon. The resulting number will be a quantity sufficient to achieve complete Initial Distribution and necessary Secondary Distribution throughout the life of the Directory issue. This number will also be sufficient to permit Initial and Secondary Distribution for the use of customers of hotels and motels, users of privately owned telecommunications services and systems, pay stations (whether or not owned by the Telephone Company), and residential and business Service Subscribers’ telephones located within the Telephone Company’s Service Area. Additional copies printed at Telephone Company’s request shall be at its expense.

4.	TELEPHONE COMPANY RESPONSIBILITIES

a.

Listings. Telephone Company shall timely provide to Directory Company all listings to be published in Directories, including but not limited to Listings, CLEC Listings within Telephone Company’s database, STFLs, EAS for

Telephone Company and CLECs, and Courtesy Listings. Telephone Company shall transmit to Directory Company as required and as designated by Directory Company (i) Listings of its Service Subscribers, (ii) CLEC Listings residing in its database, and (iii) listings of those subscribers of any agents of Telephone Company or resellers of Telephone Company services. Listings shall be transmitted in a mutually acceptable format, in accordance with the established standards and guidelines of Directory Company, for use by Directory Company in publishing Directories and for other reasonably related purposes.

Listings and CLEC Listings shall include:

i.	Name

ii.	Service Address

iii.	Listing Address

iv.	Billing Address

v.	For businesses, correct primary Directory classified heading

vi.	Area code, telephone number and extension (if applicable)

vii.	Any Internet data, including but not limited to email address or Universal Resource Locator (“URL”)

viii.	The geographic longitude and latitude (“Geo Code”) associated with each listing, when available

ix.	Customer Account Number (“CAN”)

x.	Master Service Date (“MSD”)

xi.	One Digit Company Code (operating group code)

xii.	Central Office Code

xiii.	Bill To Number (“BTN”)

xiv.	Initial Service Date (“ISD”)

xv.	Any other listing information required by Directory Company for Directories to be complete and accurate.

xvi.	Telephone company code.

xvii.	Class of service.

In the event of changes in the telecommunications industry requiring Directory Company to obtain additional customer information, Telephone Company will include such information and such information shall become a part of the Listings provided hereunder.

b.	Covers. Directory Company shall supply its specifications to Telephone Company so that Telephone Company may develop and design its desired cover for Directories. Telephone Company shall provide Directory Company with covers in digital format in accordance with Directory Company specifications. The Directories will have normal, four-color process outside front and back covers, and one color inside front and back covers. The Telephone Company will pay costs related to producing an outside cover which falls outside the normal four-color process.

c.	Information Pages. Telephone Company shall create Information Pages to be printed in each Directory in an agreed upon format. Such Information Pages must be provided to Directory Company in accordance with the publishing schedule established for each Directory. Four (4) Information Pages (2 leafs, front and back) are provided at no charge. Additional Telephone Company branded Information Pages are available at then current page rates. Directory Company may place a reasonable limit upon the number of Information Pages included within Directories.

d.	Government Pages. Telephone Company shall provide Directory Company with content for Government Pages.

e.	Billing and Collection. The Telephone Company shall bill and collect Advertising Revenues from Subscribers and perform other related tasks. In addition, upon Directory Company’s request, Telephone Company shall bill for SuperPages® service and for other products or services offered by Directory Company, (for which service Telephone Company may charge $.40 per bill per month, or such other rate as may be mandated by regulation of a state or federal body having jurisdiction), and remit all of such revenues to Directory Company in the settlement process referenced in Section 7 hereto. The Directory Company shall furnish the Telephone Company with a billing file of the advertising billing information which the Telephone Company is to bill and collect. The billing file shall be furnished at least fourteen (14) days prior to the publication date for each Directory or other product. Either party may reject advertising contracts from any Advertiser whose credit is questionable. In the event Telephone Company is unable to collect Local or Multibook Revenues or revenues from other products or services for which it bills on behalf of Directory Company within 120 days of billing, at Directory Company’s option, Telephone Company shall provide billing and collection records to Directory Company for its action.

f.	Service Subscriber Inquiries. Telephone Company shall promptly notify Directory Company of any Directory related inquires, requests, or complaints which it may receive from Service Subscribers or others and shall reasonably cooperate to resolve such matters.

g.

Listing Addition, Change, or Deletion Requests. Telephone Company shall process Advertiser or Service Subscriber listing change requests received from Directory Company within the time frames set out in Exhibit 4g, and shall respond promptly to inquiries by Directory Company regarding processing of Listings changes, additions or deletions requested by Advertisers or Service Subscribers. Telephone Company shall transmit to Directory Company all information arising from Service Subscriber and Advertiser transactions which should result in an addition, a change or a deletion of Listings or CLEC Listings in Directory Company’s database (“Service Order Information”).

5.	ADDITIONAL SERVICES

Telephone Company may, pursuant to the terms and conditions of a separate Contract for Directory Advertising Services, and at prices which Directory Company may have in effect from time to time, purchase printed advertising and Internet advertising.

6.	REVENUE SHARING

The Telephone Company shall receive 36.9% of Local Revenue, Multibook Revenue, Foreign Revenue, and National Yellow Pages Service Revenue.

7.	BASIS OF SETTLEMENT

a.	General. Prior to the tenth (10th) business day of each month, the Telephone Company shall remit to the Directory Company its share of the revenues as set out in Section 6 hereto. For settlement purposes, the Directory’s revenues will be amortized monthly over the life of the Directory with the first month being the month of the Directory’s publication. The parties agree that revenue settlement shall be based on each Directory’s amortized revenues and supported by the Directory settlement form showing the amortized revenues, revenue loss, and all revenue adjustments.

b.	Uncollectibles. The revenues will first be reduced by the agreed upon percentages for revenue loss due to disconnects, adjustments, and uncollectibles. This percentage shall be computed in December of each year, for the preceding twelve (12) months, and shall be used for the subsequent twelve (12) months. The reduction for revenue loss may not exceed ten percent (10%) on revenue billed by Telephone Company. The revenue loss is ascertained by deducting the actual revenue collected for the year from the 12 month amortized revenues for the year. The revenue loss percentage is calculated by dividing the revenue loss by the 12 month amortized revenues.

c.	Payment. The revenue sharing percentage set out in Section 6 will then be applied to the remaining revenue amount. The balance of the revenues less any directory specific costs or expenses due from the Directory Company will be paid to the Directory Company together with any other directory specific costs or expenses due from the Telephone Company.

d.

Billbacks. Within the first ninety (90) days after the publication of a Directory, the Directory Company shall include in the settlement statement all Invoices for the full amount of any directory specific expenses and costs which are the responsibility of the Telephone Company, including but not limited to

Enhancements. Such invoice shall identify the Items of expense and amounts due. All such amounts shall be paid in full through the settlement process. Invoices received prior to the 20th day of the month shall be paid by the 10th day of the following month. All amounts due the Telephone Company from the Directory Company shall be invoiced and likewise paid in full through the settlement process.

8.	COPYRIGHT

a.	General. The Telephone Company and the Directory Company agree that copyright in and to the Directories and all portions thereof (other than any copyright in the Listings, which are exclusively licensed to Directory Company pursuant to Section 2 of this Agreement, and the cover designs created by Telephone Company), including, but not limited to, the copyright in the compilation evidenced by the Directories, and the copyright in the classified headings of the Directories, shall be the sole and exclusive property of the Directory Company and such copyrights in and to the Directories shall be registered by the Directory Company (at its expense) in the name of the Directory Company. The Telephone Company agrees to execute such assignments and other documents of transfer as may be reasonably requested by the Directory Company to effect ownership of the foregoing copyrights in the Directory Company.

b.	Termination. If for any reason this Agreement is terminated in whole or as to any given portion of the Telephone Company’s Service Area, the Directory Company shall have the right to use the Listings in any of its subsequently published directories.

9.	COSTS

a.	General. Except as specifically set out herein or in the exhibits to this Agreement, each party shall bear the costs associated with its responsibilities. Telephone Company shall pay the costs set out in Exhibit 9a. Telephone Company shall bear any increase in costs associated with any changes in requirements from those in effect as of the date hereof including, but not limited to, any legislative or regulatory mandate, any Telephone Company desired changes, and any costs associated with changes in the telecommunications industry (including but not limited to area code changes, number portability, wireless listing requirements, or Internet listing requirements).

b.

Enhancements. Enhancements, other than Preagreement Enhancements, will only be made upon the mutual consent of the parties. Except as provided below, each party will pay fifty percent (50%) of the cost of such Enhancements unless otherwise mutually agreed. The type and level of such costs will be limited to the agreed upon total budget provided the units, quantity or volume agreed are not changed. The Telephone Company will pay the expense of the paper, plates, printing, compilation, graphics and publishing of any Enhancements to the Directory which are required to comply with a local, state or federal filing, order, stipulation, regulation, rule or law. Enhancements shall be billed as set out in Section 7d hereto.

c.	Taxes. The Telephone Company is responsible for any sales and use taxes which may be due or become due against the parties under this Agreement including interest and penalties. The Telephone Company shall be given sufficient notice to protest any taxing jurisdiction’s audit claims assessed against the Directory Company or sales and use taxes. All other taxes incurred as a result of this Agreement will be borne by each party to the extent which it is legally liable.

10.	DURATION OF AGREEMENT

This Agreement is effective for all Directories currently in use (having been published within the 12 month period prior to the Effective Date), those in process of publication as of the Effective Date hereof, and those to be published on and after the first day of the month following the Effective Date hereof, and will continue in force through December 31, 2005 (“Initial Term”). If any Directories under this Agreement are in use or in process of sale or printing at the date of the termination of this Agreement, this Agreement will be automatically extended to cover the life of such Directories and the collection of revenue thereon.

This Agreement will automatically renew for additional one year terms from year to year after its Initial Term unless either party gives the other at least one hundred twenty (120) days prior written notice of its Intention to terminate the Agreement.

11.	CONFIDENTIALITY

The parties agree to treat all non-public or proprietary material and documents used under this Agreement, including the Telephone Company’s Service Subscriber orders and Listings, in a confidential manner and to undertake all reasonable precautions to prevent disclosure of such materials and documentation to third parties, other than as required for the performance of this Agreement. Neither party will disclose, distribute or sell any of the other party’s information relating to this Agreement without obtaining the prior written consent of the other. The foregoing obligations shall not apply to that portion of such materials and information of the disclosing party which are: in the possession of the receiving party without restriction on use or disclosure prior to disclosure by the disclosing party; in the public domain (no restriction on use or disclosure); rightfully received without restriction on use or disclosure from a third party who has no obligation of confidentiality to the disclosing party; available by the inspection of products (including the Directories) and services offered by any party hereto or third parties; independently developed by or for the receiving party; or approved for release in writing by the disclosing party. The terms and conditions of this Section shall survive the termination, cancellation or expiration of this Agreement.

12.	CLAIMS

a.	General. Each party shall be liable to the other for any errors, mistakes, inclusions, or omissions valued in excess of $1,000 caused by it in the compiling, publishing, printing or distribution of the Directories. Each party will indemnify and save the other harmless from and against any and all damages, expenses, losses, costs and legal fees of any claims, suits or judgments due to any failure to conform to the provisions of this Agreement, including the correct handling of listings in the Directories.

b.	Cooperation. The party to whom a claim is made will notify the other within thirty (30) days (or if either party reasonably deems necessary, will notify the other party immediately) after a notice of any claim is received for which the other party may be liable under this Agreement, and both parties will cooperate in the handling of any and all such claims. The parties will initially respond to any claimant within thirty (30) days after the initial receipt of the claim.

13.	FORCE MAJEURE

Neither party will be in breach of this Agreement when for causes beyond its control, including but not limited to strikes, fires, accidents, government regulations or controls, insurrections or wars, or other acts of God, it is unable to perform, in whole or in part, any of its obligations under this Agreement.

14.	NOTICES

All notices relating to this Agreement shall be in writing and deemed to be given when delivered personally or when deposited in the mail, postage prepaid, addressed to the respective representative at the address set forth below, or any other address the appropriate party may designate by notice.

a.	TELEPHONE COMPANY:

Iowa Telecommunications Services, Inc.

Vice President Corporate Development

115 S. 2nd Avenue West

Newton, Iowa 50208

Telephone: (515)787-2424

b.	DIRECTORY COMPANY:

Vice President – Finance

GTE Directories Corporation

GTE Place, West Airfield Drive

P.O. Box 619810

D/FW Airport, Texas 75261-9810

Telephone 972-453-7906

with a copy to:

Vice President Law and Government Relations

GTE Directories Corporation

GTE Place, West Airfield Drive

P.O. Box 619810

D/FW Airport, Texas 75261-9810

Telephone 972-453-7920

15.	SUBSTITUTION OF AGREEMENT

This Agreement supersedes, cancels and is in substitution of all agreements covering the publication of Directories heretofore entered into between the parties and their respective predecessors.

16.	AUTHORIZATION

This Agreement shall not be binding until executed by an officer of GTE Directories Corporation.

17.	SEVERABILITY AND CONFLICTING PROVISIONS

If any term, provision, covenant, or condition of this Agreement is held by a court or regulatory body of competent jurisdiction to be invalid, void, or unenforceable, the rest of the Agreement shall remain in full force and effect and shall in no way be affected, impaired, or invalidated. Furthermore, in lieu of such illegal, invalid, or unenforceable provision, there shall be added as a part of this Agreement a provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible and be legal, valid, and enforceable.

18.	ASSIGNMENT

This Agreement may be assigned to any parent, subsidiary, or affiliate of either party upon sixty (60) days prior written notice of intent to do so, provided that any assignment due to any change of control of GTE Corporation or any reorganization or realignment of subsidiaries of GTE Corporation or Bell Atlantic Corporation shall be fully permissible at any time without notice. Any other assignment will require the prior written consent of the non-assigning party, which consent shall not unreasonably be withheld. Assignment in this manner shall not relieve the assigning party of any pre-existing obligations under this Agreement.

19.	DISPUTE RESOLUTION.

(a)	General. Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled first, by good faith efforts of the parties to reach mutual agreement, and second, if mutual agreement is not reached to resolve the dispute, by final, binding arbitration as set out in paragraph 19(c) below.

(b)	Initial Resolution. A party that wishes to initiate the dispute resolution process shall send written notice to the other party with a summary of the controversy and a request to initiate these dispute resolution procedures. Each party shall appoint a knowledgeable, responsible representative from the company who has the authority to settle the dispute, to meet and negotiate in good faith to resolve the dispute. The discussions shall be left to the discretion of the representatives, who may utilize alternative dispute resolution procedures such as mediation to assist in the negotiations. Discussions and correspondence among the representatives for purposes of these negotiations shall be treated as Confidential Information developed for purposes of settlement, shall be exempt from discovery and production, and shall not be admissible in the arbitration described herein or in any lawsuit pursuant to Rule 408 of the Federal Rules of Evidence. Documents identified in or provided with such communications, which are not prepared for purposes of the negotiations, are not so exempted and may, if otherwise admissible, be admitted in evidence in the arbitration or lawsuit, The parties agree to pursue resolution under this subsection for a minimum of 60 days before requesting arbitration.

(c)

Arbitration. If the dispute is not resolved under the preceding subsection within 60 days of the initial written notice, either party may demand arbitration by sending written notice to the other party. The parties shall promptly submit the dispute to the American Arbitration Association for resolution by a single neutral arbitrator acceptable to both parties, as selected under the rules of the American Arbitration Association. The dispute shall then be administered according to the American Arbitration Association’s Commercial Arbitration Rules, with the following modifications: (i) the arbitration shall be held in Dallas, Texas; (ii) the arbitrator shall be licensed to practice law; (iii) the arbitrator shall conduct the arbitration as if it were a bench trial and shall use, apply and enforce the Federal Rules of Evidence and Federal Rules of Civil Procedure; (iv) except for breaches related to Confidential Information or intellectual property, the arbitrator shall have no power or authority to make any award that provides for consequential, punitive or exemplary damages; (v) the arbitrator shall control the scheduling so that the hearing is completed no later than 60 days after the date of the demand for arbitration; and (vi) the arbitrator’s decision shall be given within 10 days thereafter, which decision shall follow the plain meaning of this Agreement, the relevant documents, and the intent of the parties. Judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction over the parties. Each party to the dispute shall bear its own expenses arising out of the arbitration, except that the expenses of the facilities to conduct the arbitration and the fees of the arbitrator shall be shared equally by the parties.

20.	APPLICABLE LAW

This Agreement, and the rights and obligations contained in it shall be governed by and construed in accordance with the laws of the State of Texas.

21.	ENTIRE AGREEMENT

This Agreement, once executed, represents the entire agreement between the parties and is not subject to change or modification except by written agreement signed by an officer of both parties. The effectiveness of this Agreement is contingent upon the Closing of the Asset Purchase Agreement, as such term is defined in the Asset Purchase Agreement. The following exhibits are attached hereto and are incorporated into this Agreement by reference:

2a	Telephone Exchanges

3h	Listing Database Extracts

3i	Listings Fees

4g	Critical Processes Time Frames

9a	Additional Costs

IN WITNESS WHEREOF, each of the parties has executed this Agreement in duplicate effective as of the day and year written above. Each party acknowledges receipt of a signed Agreement.

GTE DIRECTORIES CORPORATION

By:
Title:	Vice President

IOWA TELECOMMUNICATIONS SERVICES, INC.

By:
Title:	Vice President Corporate Development

Exhibit 2a - Telephone Exchanges

STATE	IDENTIFIED PROPERTY	DIRECTORY NAME	LOC CODE	NPA/NXX	Pub Date	UDC
IOWA	All
	Albia	Albia-Centerville	1904	515/932	6/1/99	25010
	Centerville	Albia-Centerville	1402	515/437,856	6/1/99	25010
	Cincinnati	Albia-Centerville	1254	515/658	6/1/99	25010
	Eddyville	Albia-Centerville	1922	151/969	6/1/99	25010
	Fremont	Albia-Centerville	1929	151/933	6/1/99	25010
	Melrose	Albia-Centerville	1959	151/726	6/1/99	25010
	Moravia	Albia-Centerville	1299	515/724	6/1/99	25010
	Mystic	Albia-Centerville	1239	515/647	6/1/99	25010
	Plano	Albia-Centerville	1243	515/649	6/1/99	25010
	Promise City	Albia-Centerville	1421	515/874	6/1/99	25010
	Seymour	Albia-Centerville	1443	515/898	6/1/99	25010
	South Seymour MO	Albia-Centerville	1932	660/399	6/1/99	25010
	Unionville	Albia-Centerville	1128	515/452	6/1/99	25010
	Ledyard	Algona/USW	3543	515/646	4/6/99	25030
	N Swea City MN	Algona/USW	1878	507/273	4/6/99	25030
	Swea City	Algona/USW	7878	515/272	4/6/99	25030
	Slater	Ames/USW	7839	515/685	11/18/98	25051
	Audubon	Audubon-Manning	1908	712/563	10/1/99	26128
	Exira	Audubon-Manning	1923	712/268	10/1/99	26128
	Halbur	Audubon-Manning	1940	712/658	10/1/99	26128
	Manning	Audubon-Manning	1948	712/653	10/1/99	26128
	Bellevue	Bellevue	1911	319/872	7/1/99	25133
	Sabula	Bellevue	1985	319/687	7/1/99	25133
	Grand Junction	Boone/USW	7416	515/738	11/18/98	25194
	Glidden	Carroll/USW	7410	712/659	1/14/99	25235
	Ralston	Carroll/USW	3767	712/667	1/14/99	25235
	Central City	Cedar Rapids/USW	7238	319/438	4/14/99	25256
	Troy Mills	Cedar Rapids/USW	7899	319/224	4/14/99	25256
	Walker	Cedar Rapids/USW	7926	319/448	4/14/99	25256
	Braddyville	Clarinda	2192	712/589	6/1/99	25312
	South Braddyville	Clarinda	2193	660/581	6/1/99	25312
	Clarinda	Clarinda	2252	712/542	6/1/99	25312
	College Springs	Clarinda	2267	712/582	6/1/99	25312
	Ainsworth	Columbus Junction	1252	319/657	3/1/99	25358
	Columbus Junction	Columbus Junction	1305	319/728	3/1/99	25358
	Conosville	Columbus Junction	1301	319/725	3/1/99	25358
	Grandview	Columbus Junction	1307	319/729	3/1/99	25358
	Letts	Columbus Junction	1302	319/726	3/1/99	25358
	Lone Tree	Columbus Junction	1226	319/629	3/1/99	25358
	Nichols	Columbus Junction	1297	319/723	3/1/99	25358
	Oakville	Columbus Junction	1333	319/766	3/1/99	25358
	Riverside	Columbus Junction	1242	319/648	3/1/99	25358
	Wapello	Columbus Junction	1166	319/523	3/1/99	25358
	Bagley	Coon Rapids	1617	515/427	9/1/99	25379
	Coon Rapids	Coon Rapids	1281	712/684	9/1/99	25379
	Dedham	Coon Rapids	1280	712/683	9/1/99	25379
	Jamaica	Coon Rapids	1562	515/429	9/1/99	25379
	Alta Vista	Cresco	3113	515/384	12/15/98	25411
	Cresco	Cresco	7288	319/547	12/15/98	25411
	Elma	Cresco	7349	515/393	12/15/98	25411
	Proilvin	Cresco	3763	319/569	12/15/98	25411
	Creston	Creston	7289	515/782	9/1/99	25412
	Kent	Creston	7512	515/348	9/1/99	25412
	Orient	Creston	7705	515/337	9/1/99	25412

Exhibit 2a - Telephone Exchanges

Prescott	Creston	7757	515/335	9/1/89	25412
Desolo	Des Moines/USW	3310	515/834	11/4/98	25482
Elkhart	Des Moines/USW	7345	515/367	11/4/98	25482
Liberty Center	Des Moines/USW	1558	515/466	11/4/98	25482
Linden	Des Moines/USW	3558	515/744	11/4/98	25482
Martensdale	Des Moines/USW	1337	515/764	11/4/98	25482
Redfield	Des Moines/USW	3773	515/833	11/4/98	25482
Charlotte	DeWitt	1918	319/677	4/1/99	25502
Delmar	DeWitt	1919	319/674	4/1/99	25502
Dewitt-Walton	DeWitt	1920	319/659	4/1/99	25502
Low Moor	DeWitt	1946	319/522	4/1/99	25502
Alden	Dows	1405	515/859	8/1/99	25533
Buckeye	Dows	1400	515/855	8/1/99	25533
Dows	Dows	1399	515/852	8/1/99	25533
Colesburg	Dyersville	2265	319/858	4/15/99	25584
Dyersville	Dyersville	2333	319/875	4/15/99	25584
Earlville	Dyersville	2335	319/923	4/15/99	25584
Epworth	Dyersville	2356	319/876	4/15/99	25584
Farley	Dyersville	2371	319/744	4/15/99	25584
Holy Cross	Dyersville	2471	319/870	4/15/99	25584
Luxemburg	Dyersville	2575	319/853	4/15/99	25584
New Vienna	Dyersville	2683	319/921	4/15/99	25584
Worthington	Dyersville	2973	319/855	4/15/99	25584
Eldora	Eldora	7344	515/858	3/15/99	25600
Steamboat Rock	Eldora	7855	515/868	3/15/99	25600
Volga	Elkader/USW	2921	319/767	1/27/99	25605
Cylinder	Emmetsburg	7294	712/424	7/15/99	25621
Emmetsburg	Emmetsburg	7355	712/852	7/15/99	25621
Mallard	Emmetsburg	2591	712/425	7/15/99	25621
Alpha	Fayette	1116	319/429	12/1/98	25656
Fayette	Fayette	1564	319/425	12/1/98	25656
Lawler	Fayette	1013	319/238	12/1/98	25656
Maynard	Fayette	1565	319/637	12/1/98	25656
Randalla	Fayette	1566	319/428	12/1/98	25656
St Lucas	Fayette	1353	319/778	12/1/98	25656
Waucoma	Fayette	1351	319/776	12/1/98	25656
Albert City	Fonda-Lakeview	1389	712/843	8/1/99	25666
Auburn	Fonda-Lakeview	1643	712/888	8/1/99	25666
Fonda	Fonda-Lakeview	1058	712/288	8/1/99	25666
Lake View	Fonda-Lakeview	1251	712/657	8/1/99	25666
Lanesboro	Fonda-Lakeview	1644	712/656	8/1/99	25666
Linn Grove	Fonda-Lakeview	1066	712/296	8/1/99	25666
Lytton	Fonda-Lakeview	1139	712/466	8/1/99	25666
Marathon	Fonda-Lakeview	1059	712/289	8/1/99	25666
Newell	Fonda-Lakeview	1044	712/272	8/1/99	25666
Peterson	Fonda-Lakeview	1066	712/295	8/1/99	25666
Rembrandt	Fonda-Lakeview	1055	713/286	8/1/99	25666
Greene	Greene	1930	515/823	11/1/98	25748
Marble Rock	Greene	1949	515/397	11/1/98	25748
Adair	Greenfield	1900	515/742	1/1/99	25769
Bayard	Greenfield	1910	712/651	1/1/99	25769
Bridgewater	Greenfield	1917	515/369	1/1/99	25769
Fontanelle	Greenfield	1927	515/745	1/1/99	25769
Greenfield	Greenfield	1931	515/343,743	1/1/99	25769
Guthrie Center	Greenfield	1939	515/747	1/1/99	25769
Grinnell	Grinnell	2430	515/236,269,202,	2/15/88	25769

Exhibit 2a - Telephone Exchanges

			515/260,821
Malcom	Grinnell	2590	515/528	2/15/99	25789
Aplington Keslay	Grundy Center	1905	319/347	2/1/99	25810
Grundy Center	Grundy Center	1933	319/824	2/1/99	25810
Wellsburg	Grundy Center	1991	515/869	2/1/99	25810
Avoca	Harlan	1909	712/343	1/1/99	25830
Harlan	Harlan	1941	712/755	1/1/99	25830
Minden	Harlan	1965	712/483	1/1/99	25830
Shelby	Harlan	1986	712/544	1/1/99	25830
Harris	Hartley	7443	712/349	7/15/99	25840
Hartley	Hartley	7445	712/728	7/15/99	25840
May City	Hartley	3608	712/735	7/15/99	25840
Melvin	Hartley	7614	712/736	7/15/99	25840
Ocheyedan	Hartley	7894	712/758	7/15/99	25840
Primghar	Hartley	2759	712/757	7/15/99	25840
Altica	Heartland	1784	515/943	10/1/99	26002
Bussey	Heartland	1785	515/944	10/1/99	26002
Knoxville	Heartland	1780	515/828,842	10/1/99	26002
Lovilia	Heartland	1781	515/946	10/1/99	26002
Melchar	Heartland	1782	515/947	10/1/99	26002
Monroe	Heartland	1035	515/259	10/1/99	26002
Pleasantville	Heartland	1783	515/848	10/1/99	26002
Tracy	Heartland	1786	515/949	10/1/99	26002
Leighton	Heartland	1776	515/626	10/1/99	26002
Olley	Heartland	1778	515/627	10/1/99	26002
Pella	Heartland	1775	515/620,621,628	10/1/99	26002
			515/629,631
Peoria	Heartland	1777	515/625	10/1/99	26002
Charlton	Heartland	1347	515/774	10/1/99	26002
Humeston	Heartland	1529	515/877	10/1/99	26002
Lacona	Heartland	1174	515/534	10/1/99	26002
Lucas	Heartland	1340	515/766	10/1/99	26002
Milo	Heartland	1460	515/942	10/1/99	26002
New Virginia	Heartland	1559	515/449	10/1/99	26002
Russell	Heartland	1176	515/535	10/1/99	26002
Williamson	Heartland	1406	515/862	10/1/99	26002
Mingo	I-80 Corridor	1966	515/363	8/1/99	25890
New Sharon	I-80 Corridor	1969	515/637	8/1/99	25890
Newton	I-80 Corridor	1982	515/787,791,792	8/1/99	25890
			515/831,840
Oxford	Iowa City/USW	7715	319/628	11/30/98	25933
Solon	Iowa City/USW	1237	319/644	11/30/98	25933
Tiffin	Iowa City/USW	7891	319/645	11/30/98	25933
Armstrong	Iowa Grt Lks Rg/USW	3131	712/864	5/27/99	25955
Dolliver	Iowa Grt Lks Rg/USW	3321	712/865	5/27/99	25955
LeClaire	LeClaire	1943	319/289	11/1/98	26014
Lime Springs	Lime Springs	1198	319/566	6/1/99	26086
Bouton	Madrid	1915	515/676	4/1/99	26117
Madrid	Madrid	1947	515/795	4/1/99	26117
Delhi	Manchester	7305	319/922	4/15/99	26120
Edgewood	Manchester	2341	319/928	4/15/99	26120
Greeley	Manchester	7423	319/925	4/15/99	26120
Hopkinton	Manchester	7474	319/926	4/15/99	26120
Lamont	Manchester	7532	319/924	4/15/99	26120
Manchester	Manchester	7592	319/927,920	4/15/99	26120
Ryan	Manchester	7803	319/932	4/15/99	26120

Exhibit 2a - Telephone Exchanges

Strawberry Point	Manchester	2866	319/933	4/15/99	26120
Conroy	Marengo	3275	319/662	7/15/99	26153
Marengo	Marengo	7596	319/642	7/15/99	26153
Williamsburg	Marengo	7959	319/668	7/15/99	26153
Legrand	Marshalltown/USW	7544	515/479	5/27/99	28158
Corwith	Mason City/USW	7279	515/583	6/16/99	26179
Forest City	Mason City/USW	7383	515/582	6/16/99	26179
Kiemme	Mason City/USW	7523	515/587	6/16/99	26179
St Ansgar	Meson City/USW	7805	515/736	6/16/99	26179
Slacyville	Mason City/USW	7844	515/737	6/16/99	26179
Afton	Mt Ayr	1084	515/347	12/1/98	26214
Arispe	Mt Ayr	1083	515/346	12/1/98	26214
Benton	Mt Ayr	1593	515/785	12/1/98	26214
Clearfield	Mt Ayr	1077	515/336	12/1/98	26214
Diagonal	Mt Ayr	1500	515/734	12/1/98	26214
Gravity	Mt Ayr	1161	712/537	12/1/98	26214
Kellerton	Mt Ayr	1357	515/783	12/1/98	26214
Mt Ayr	Mt Ayr	1137	515/464	12/1/98	26214
Redding	Mt Ayr	1502	515/767	12/1/98	26214
Redding MO	Mt Ayr	1503	660/372	12/1/98	26214
Shannon City	Mt Ayr	1079	515/339	12/1/98	26214
Tingley	Mt Ayr	1345	515/772	12/1/98	26214
Baxter	Nevada	7155	515/227	3/15/99	26261
Cambridge	Nevada	2223	515/383	3/15/99	26261
Collins	Nevada	7268	515/385	3/15/99	26261
Maxwell	Nevada	2607	515/387	3/15/99	26261
McCallsburg	Nevada	7610	515/434	3/15/99	26261
Melbourne	Nevada	7612	515/482	3/15/99	26261
Nevada	Nevada	2667	515/382	3/15/99	26261
Randall	Nevada	2768	515/328	3/15/99	26261
Rhodes	Nevada	7777	515/493	3/15/99	26261
Roland	Nevada	2794	515/388	3/15/99	26261
State Center	Nevada	7854	515/483	3/15/99	26261
Story City	Nevada	2862	515/733	3/15/99	26261
Fredericksburg	New Hampton	1928	319/237,231	2/1/99	26282
Janesville	New Hampton	1942	319/987	2/1/99	26282
New Hampton	New Hampton	1968	515/394	2/1/99	26282
Sumner	New Hampton	1988	319/578	2/1/99	26282
Arlington	Oelwein/USW	2129	319/633	1/20/99	26364
Brandon	Oelwein/USW	1144	319/474	1/20/99	26364
Fairbank	Oelwein/USW	7363	319/635	1/20/99	26364
Hazelton	Oelwein/USW	7454	319/636	1/20/99	26364
Rowley	Oelwein/USW	1457	319/938	1/20/99	26364
Waderia	Oelwein/USW	2924	319/774	1/20/99	25364
Osceola	Oeceola	2709	515/342,344	4/1/99	26405
Agency	Ottumwa/USW	1453	515/937	5/5/99	26436
Bladensburg	Ottumwa/USW	1561	515/934	5/5/99	26438
Blakesburg	Ottumwa/USW	1458	515/938	5/5/99	26436
Chillecothe	Ottumwa/USW	1451	515/935	5/5/99	26436
Paulline	Paullina	1125	712/448	5/1/99	26487
Rippey	Perry/USW	2781	515/436	2/19/99	26507
Dunlap	River Valley Regional	7330	712/643	10/15/99	26564
Little Sioux	River Valley Regional	7563	712/649	10/15/99	26564
Logan	River Valley Regional	7565	712/644	10/15/99	26564
Magnolia	River Valley Regional	7589	712/648	10/15/99	26564
Modele	River Valley Regional	7632	712/645	10/15/99	26564

Exhibit 2a - Telephone Exchanges

Mondemin	River Valley Regional	7633	712/648	10/15/99	26564
Pename	River Valley Regional	7723	712/489	10/15/99	26564
Persla	River Valley Regional	3731	712/488	10/15/99	26564
Plageh	River Valley Regional	7738	712/458	10/15/99	26564
Portsmouth	River Valley Regional	3754	712/743	10/15/99	26564
Woodbine	River Valley Regional	7988	712/647	10/15/99	26564
Lake City	Rockwell City	2529	712/464	3/15/99	26589
Lohrville	Rockwell City	2566	712/465	3/15/99	26589
Manson	Rockwell City	2594	712/469	3/15/99	26589
Pomeroy	Rockwell City	2753	712/468	3/15/99	26589
Rockwell City	Rockwell City	2793	712/297	3/15/99	26589
Percival	Sidney	2730	712/529	8/1/99	26692
Randolph	Sidney	2769	712/625	8/1/99	26692
Riverton	Sidney	2786	712/387	8/1/99	26692
Sidney	Sidney	2837	712/374	8/1/99	26692
Tabor	Sidney	2882	712/629	8/1/99	26692
Thurman	Sidney	2890	712/628	8/1/99	26692
Blencoe	Slouxland South/USW	7181	712/452	10/14/98	26723
Argyle	SE Iowa Crossroads	1381	319/838	11/1/98	26220
Athens MO	SE Iowa Crossroads	1426	660/877	11/1/98	26220
Brighton	SE Iowa Crossroads	1289	319/694	11/1/98	26220
Crawfordsville	SE Iowa Crossroads	1560	319/658	11/1/98	26220
Denmark	SE Iowa Crossroads	1099	319/528	11/1/98	26220
Donnellson	SE Iowa Crossroads	1377	319/835	11/1/98	26220
Douds	SE Iowa Crossroads	1452	515/936	11/1/98	26220
Eldon	SE Iowa Crossroads	1244	515/652	11/1/98	26220
Fairfield	SE Iowa Crossroads	1926	515/374,392,455,461	11/1/98	26220
Fairfield	SE Iowa Crossroads	1926	515/469,470,472,461	11/1/98	26220
Fairfield	SE lowa Crossroads	1926	515/654,665,668,686	11/1/98	26220
Fairfield	SE Iowa Crossroads	1926	515/687,688,694,721	11/1/98	26220
Fairfield	SE Iowa Crossroads	1926	515/723,730,731,739	11/1/98	26220
Fairfield	SE Iowa Crossroads	1926	515/761,786,921,931	11/1/98	26220
Fairfield	SE Iowa Crossroads	1926	515/941,951	11/1/98	26220
Farmington	SE Iowa Crossroads	1427	319/878	11/1/98	26220
Farson	SE Iowa Crossroads	1248	515/655	11/1/98	26220
Hedrick	SE Iowa Crossroads	1245	515/653	11/1/98	26220
Hillsboro	SE Iowa Crossroads	1027	319/253	11/1/98	26220
Houghton	SE Iowa Crossroads	1142	319/469	11/1/98	26220
Libertywille	SE Iowa Crossroads	1288	515/693	11/1/98	26220
Lockridge	SE Iowa Crossroads	1293	319/696	11/1/98	26220
Martinsburg	SE Iowa Crossroads	1258	515/661	11/1/98	26220
Milton	SE Iowa Crossroads	1250	515/656	11/1/98	26220
Montrose	SE Iowa Crossroads	1140	319/463	11/1/98	26220
Mt Pleasant	SE Iowa Crossroads	1104	319/385,986	11/1/98	26220
Mt Union	SE Iowa Crossroads	1409	319/865	11/1/98	26220
New London	SE Iowa Crossroads	1093	319/367	11/1/98	26220
Olds	SE Iowa Crossroads	1028	319/254	11/1/98	26220
Ollie	SE Iowa Crossroads	1288	515/667	11/1/98	26220
Packwood	SE Iowa Crossroads	1291	319/695	11/1/98	26220
Primrose	SE Iowa Crossroads	1379	319/836	11/1/98	26220
Richland	SE Iowa Crossroads	1267	319/458	11/1/98	26220
Salem	SE Iowa Crossroads	1034	319/258	11/1/98	26220
West Point	SE Iowa Crossroads	1380	319/837	11/1/98	26220
Wlnfield	SE Iowa Crossroads	1033	319/257	11/1/98	26220
Rolfe	Storm Lake/USW	7795	712/848	4/8/99	26774
Belle Plaine	Tame-Toledo	7163	319/444	8/15/99	26790

Exhibit 2a - Telephone Exchanges

Chelsea	Tama-Toledo	7244	515/489	6/15/99	26790
Conrad	Tama-Toledo	7274	515/386	6/15/99	26790
Garwin	Tama-Toledo	7399	515/499	6/15/99	26790
Gladbrook	Tama-Toledo	7408	515/473	6/15/99	26790
Montour	Tama-Toledo	3638	515/492	6/15/99	26790
Toledo	Tema-Toledo	7895	515/484	6/15/99	26790
Trear	Tama-Toledo	7896	319/478	6/15/99	26790
Atalissa	Tipton	1907	319/649	8/1/99	26794
Bennett	Tipton	1913	319/893	8/1/99	26794
Durant	Tipton	1921	319/785	8/1/99	26794
Lisbon	Tipton	1944	319/455	8/1/99	26794
Lowden	Tipton	1945	319/944	8/1/99	26794
Moscow	Tipton	1967	319/724	8/1/99	26794
Oxford Junction	Tipton	1983	319/486	8/1/99	26794
Rochester	Tipton	1984	319/946	8/1/99	26794
Stanwood	Tipton	1987	319/945	8/1/99	26794
Tipton	Tipton	1989	319/886	8/1/99	26794
Dexter	Tri-County/USW	3313	515/789	5/13/99	25489
Macksburg	Tri-County/USW	1342	515/768	5/13/99	25489
Peru	Tri-County/USW	1304	515/728	5/13/99	25489
Rippey	Tri-County/USW	2781	515/436	5/13/99	25489
Ricketts	Ute	1592	712/679	10/1/99	26835
Schleswig	Ute	1275	712/676	10/1/99	26835
Ute	Ute	1437	712/885	10/1/99	26835
Vall	Ute	1563	712/677	10/1/99	26835
Delta	Washington	7307	515/624	5/1/99	26876
Harper	Washington	3442	515/635	5/1/99	26876
Kaota	Washington	7513	515/636	5/1/99	26876
Sigourney	Washington	7838	515/622	5/1/99	26876
Washington	Washington	2932	319/653,863	5/1/99	26876
West Chester	Washington	3949	319/698	5/1/99	26876
What Cheer	Washington	7954	515/634	5/1/99	26876
Reinbeck	Waterloo/USW	7774	319/345	6/23/99	26897

Exhibit 3h

Listing Database Extracts

REQUEST FOR LISTING INFORMATION

Subscriber Listing Information (SLI)*. Telephone Company shall complete requisitions for SLI in a format provided by Directory Company and transmit them to Directory Company electronically or via facsimile (30) days prior to the customer due date. Telephone Company shall be responsible for the accuracy of its requisitions.

SELECTION AND MEDIUM

Initial Loads/reloads for SLI shall be made available by Directory Company, by directory name or exchange name and NPA/NXX, and supplied in either magnetic tape, or hard copy print out as requested by Telephone Company.

FEES

Charges for SLI provisioning services will be as follows:

Initial Loads/Reloads:                 $0.04 per listing

*Subscriber Listing Information (“SLI”): includes listed subscribers’ names, addresses including zip code, and telephone numbers, as well as assigned classified Yellow Pages headings for businesses

EXHIBIT 3I

LISTINGS FEES

Directory Company will assist Telephone Company in obtaining listings other than Service Subscriber Listings in Directories if Telephone Company so desires. The following fees will apply for this service. If Telephone Company desires to provide such listings to Directory Company, listings must be in a format compatible with Directory Company’s listing management system.

Telephone Company Requirement	Directory Company Activity	FEES
Telephone Company must supply Directory Company with a then current list of all local telephone service providers serving areas that fall in Telephone Company’s extended local calling area. For each carrier, Telephone Company must supply Directory Company with a list of Area Code/Prefixes, Exchanges, and community names or directory names that depict listing requirements for EAS, STFL, CLEC, and Courtesy Listings. Telephone Company is responsible for completion of any contractual agreements required to acquire listings.	Directory Company will contact carriers as identified by Telephone Company on Telephone Company’s behalf to obtain EAS, STFL, CLEC and Courtesy Listings. Directory Company will request that such carriers provide listings belonging to any competitive local exchange carriers in their area with the carrier’s listings. Directory Company is not responsible for omission of listings that Directory Company is either unaware of or unable to acquire. Directory Company will forward to Telephone Company any contractual agreement requested or required by carrier providing listings.

Telephone Company shall pay any listing and/or administrative fees charged by the owner or provider of the listings, except that Directory Company will pay one half of the listing acquisition cost for Courtesy Listings.

Directory Company will communicate to Telephone Company any charges invoiced by listing provider. Telephone Company shall pay listing and/or administrative fees charged by the owner of the listings as invoiced.

If Directory Company cannot acquire listings in a format compatible with its listing management system and must contract with a third party vendor to reformat or add other value to the listings, Telephone Company shall pay all processing and administrative fees charged by vendor.

If Directory Company must manually enter any listings into the listing management system, Telephone Company shall pay Directory Company fifty cents ($.50) per listing for this service.

EXHIBIT 4g

CRITICAL PROCESSES TIME FRAMES

Process	Directory Company Requirements	Telephone Company Requirements

Subscriber Listing Change Order – Subscriber initiates change order with Directory Company. Directory Company provides same to Telephone Company. Telephone Company responds to Directory Company.	N/A	Telephone Company’s completed change order must be received by Directory Company, from Telephone Company, within 5 working days of Telephone Company’s receipt of change order from Directory Company.

Listing Proofs – Upon Telephone Company’s request, Directory Company provides listing proofs for Telephone Company’s review. Telephone Company responds to Directory Company.	Directory Company will normally provide listing proofs to Telephone Company within 5 working days from receipt of request by Telephone Company.	Telephone Company must request listing proofs at least 10 working days prior to telco close. Telephone Company must review and issue correcting orders if required no later than Final Service Order close, as such is mutually set by both parties.

Caption Proofs – Upon Telephone Company’s request, Directory Company provides caption proofs for Telephone Company’s review	Directory Company to provide caption proofs normally within 48 hours of receipt of request by Telephone Company.	Telephone Company must request caption proofs, if desired, at least 10 working days prior to telco close. Telephone Company must review and issue correcting orders, if required, no later than Final Service Order close as such is mutually set by both parties.

Subscriber Listings – Telephone Company provides Directory Company with subscriber listings, including new install transactions.	N/A	Telephone Company must provide subscriber listings to Directory Company within 2 working days of installation. If there are less than 2 calendar weeks until Directory Final Service Order Close Date, then Telephone Company must provide listings on the next work day.

Exhibit 9a

Additional Costs

Telephone Company shall reimburse Directory Company for certain additional costs it incurs during the term of this Agreement and any extensions hereof (“Additional Costs”). Telephone Company acknowledges receipt of an estimate of these Additional Costs. Additional Costs shall generally be billed to Telephone Company on an itemized statement normally within 60 days of the end of the month in which the expenses were incurred, and Telephone Company payment for such bills shall be due within 30 days after billing.

Billing for programming projects shall be based on actual man-hours utilized and shall be made upon completion of the programming project, including testing and certification. Telephone Company payment to Directory Company shall be due within 30 days after billing.